SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 21, 2002

MBC Holding Company

(Exact name of Registrant as specified in its charter)

Minnesota	0-23846	41-1702599
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

882 West Seventh Street Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 228-9173

Items 1, 2, 4, 5, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 3.  Bankruptcy or Receivership.

(a)                                  On February 21, 2002, MBC Holding Company (the Company) filed a voluntary petition for relief under chapter 11 of  title 11 of the United States Code in the United States Bankruptcy Court for the District of Minnesota (Case No. 02-40721).  The Company operates, and will continue to operate the business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

In connection with the filing, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company has received a commitment for a $3.0 million debtor-in-possession (DIP Facility) revolving credit facility, subject to the satisfaction of certain conditions precedent.  On February 27, 2002, the Bankruptcy Court entered an interim order approving, among other things, a loan of up to $3.0 million under the DIP Facility to the Company.

(b)           Not applicable.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

                99.1 Press Release of the Company announcing bankruptcy filing.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MBC HOLDING COMPANY

By:	/s/ John J. Lee
John J. Lee,
President and Chief Executive Officer

  Dated:  March 7, 2002